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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 13, 1998 included in First Commerce Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

New Orleans, Louisiana
May 11, 1998